UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2007

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective December 31, 2006, Calgon Carbon Corporation (the “Company”) adopted Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements Nos. 87, 88, 106 and 132[R] (“SFAS 158”). SFAS 158 required the Company to record a transition adjustment to recognize the funded status of postretirement defined benefit plans, measured as the difference between the fair value of plan assets and the benefit obligations, in its balance sheet after adjusting for derecognition of the Company’s minimum pension liability as of December 31, 2006. The Company complied with the provisions of SFAS 158; however, the Company incorrectly presented the effect of this transition adjustment of $5,375,000 as a reduction to 2006 comprehensive income on its Consolidated Statements of Income and Comprehensive Income (Loss) included in Item 8 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Form 10-K”). The impact of removing the SFAS 158 transition adjustment from the 2006 Consolidated Statements of Income and Comprehensive Income (Loss) changes the reported comprehensive income (loss) from $(3,935,000) to $1,440,000. The reported net loss of $(7,798,000) for 2006 and the related loss per share of $(0.20) are unaffected by this change. There are no other changes to the Consolidated Statements of Income and Comprehensive Income (Loss) included in the 2006 Form 10-K, other than this correction of 2006 comprehensive income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: July 5, 2007	/s/ Leroy M. Ball
_____________________________________________________
(Signature)
Leroy M. Ball
Chief Financial Officer